                               [KPMG LETTERHEAD]

                                                                  EXHIBIT 23.10



To the Board of Directors of Petrofina S.A.


                         INDEPENDENT AUDITORS REPORT

We consent to the inclusion in this Registration Statement of Petrofina on Form F-4 of our report dated January 27, 1997 on the financial statements of The Branch of Fina Exploration Norway S.C.A. for the years ended of December 31, 1995 and 1996.

Sandvika, Norway July 13, 1998
KPMG as


/s/JORGEN LORENTZEN-STYR
-----------------------------
   Jorgen Lorentzen-Styr